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                         AMES DEPARTMENT STORES, INC.
                               2418 Main Street
                           Rocky Hill, CT 06067-2598






                                 May 18, 1999



The Board of Directors
Ames Department Stores, Inc.
2418 Main Street
Rocky Hill, Connecticut  06067-2598

Dear Sirs and Madam:

                  In my capacity as General Counsel of Ames Department Stores, Inc. (the "Company"), I am furnishing this opinion in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (as amended, the "Registration Statement") under the Securities Act of 1933 with respect to an aggregate of $32,625,000 of additional shares of the Company's Common Stock, $0.01 par value (the "Shares").

                  In my capacity as General Counsel of the Company, I have examined originals or copies (certified or otherwise identified to my satisfaction) of such corporate records, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

                  Based on the foregoing, I am of the opinion that:

                  (1) the Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted; and




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                  (2) the Shares have been duly authorized and, when issued, sold and delivered against payment therefor in the manner and upon the terms described in the prospectus incorporated by reference into the Registration Statement, will be validly issued, fully-paid and non-assessable.

                  The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and no opinion is expressed as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                  I hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the prospectus contained therein.

                                                 Very truly yours,

                                                 /s/ David H. Lissy

                                                 David H. Lissy
                                                 Senior Vice President
                                                 General Counsel